UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2012

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., STE 101, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(c) Appointment of Certain Officers

On December 12, 2012, ProUroCare Medical Inc. (the “Company”) announced the hiring of Doris R. Engibous as a consultant to fill the role of interim Chief Operating Officer.

Ms. Engibous, age 58, currently serves as a consultant and advisor to medical technology companies and executives. From September 2004 to June 2010, Ms. Engibous served as President and Chief Executive Officer of Hemosphere, Inc., an early commercialization stage, venture capital funded, medical technology company. Prior to 2004, Ms. Engibous served as President of Nellcor, a Tyco Healthcare Group/Tyco International, Ltd. (now Covidien) business from 2000 through August 2003. Since 2004, Ms. Engibous has served on the board of directors of Natus Medical Inc., a publicly held provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders. Ms. Engibous also served on the board of directors of the National Kidney Foundation serving Minnesota, the Dakotas and Iowa from 2006 to 2010. She holds a Bachelor of Science degree in Chemical Engineering from the University of Michigan.

Ms. Engibous is being engaged by the Company on an independent contractor basis to fulfill job responsibilities consistent with those of an interim Chief Operating Officer in the medical device industry. Ms. Engibous’ primary assignment during this interim period is to direct activities leading to a 510(k) submission for a reusable probe for the ProUroScan system, the placements of systems at key opinion leader sites, and the production of systems in advance of market launch. Under the terms of her consulting agreement, during the initial term of the consulting agreement ending March 31, 2013, Ms. Engibous will receive cash compensation at a rate of $100 per hour. In addition, she will receive 40,000 shares of the Company’s common stock. The consulting agreement may be terminated at any time by written notice by either party, and will be automatically renewed under similar terms for additional periods of three months each unless either party gives notice of non-renewal. A copy of the consulting agreement will be filed as an exhibit to the Company’s annual report on Form 10K for the year ending December 31, 2012.

There is no family relationship between Ms. Engibous and any other officer or director of the Company.

On December 13, 2012, the Company issued a press release announcing the hiring of Doris R. Engibous as a consultant to fill the role of Chief Operating Officer. A copy of the Company’s announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Announcement of naming of Doris R. Engibous as Chief Operating Officer of ProUroCare Medical Inc., dated December 13, 2012 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

December 13, 2012	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer

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